March 31, 2011

BlackRock Basic Value Fund, Inc.

100 Bellevue Parkway

Wilmington, Delaware 19809

Ladies and Gentlemen:

We have acted as special Maryland counsel to BlackRock Basic Value Fund, Inc., a Maryland corporation (the “Company”), in connection with that certain Form of Agreement and Plan of Reorganization (the “Reorganization Agreement”), between the Company and BlackRock Focus Value Fund, Inc., a Maryland corporation (the “Target Fund”), pursuant to which the Company will acquire all of the assets of the Target Fund in exchange for the assumption of certain stated liabilities of the Target Fund and the issuance to the Target Fund of certain shares of common stock of the Company (the “Shares”) having an aggregate net asset value equal to the value of the assets of the Target Fund acquired by the Company reduced by the amount of the liabilities of the Target Fund assumed by the Company. This opinion is being furnished in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by the Company of the Shares on the Registration Statement on Form N-14 filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”).

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have examined originals or copies of the following documents:

(i)	the charter of the Company as in effect on the date hereof;

(ii)	the bylaws of the Company as in effect on the date hereof;

(iii)	a certificate of the State Department of Assessment and Taxation of the State of Maryland, dated March 29, 2011, to the effect that, among other things, the Company is duly incorporated under and by virtue of the laws of the State of Maryland and duly authorized to exercise in the State of Maryland all the powers recited in its charter and to transact business in the State of Maryland;

(iv)	resolutions of the board of directors of the Company related to the issuance of the Shares;

(v)	the Registration Statement; and

(vi)	the Reorganization Agreement.

We have also reviewed such other certificates and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained

BlackRock Basic Value Fund, Inc.

March 31, 2011

from public officials and officers of the Company and have made no independent investigation or verification of such matters. In expressing the opinions set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) each natural person executing any such document is legally competent to do so and (v) all public records reviewed by us or on our behalf are accurate and complete.

Based on the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, subject to the approval of the Reorganization Agreement by the board of directors and the stockholders of the Target Fund, the Shares have been duly and validly authorized and, when issued under the circumstances contemplated in the Registration Statement and upon the terms set forth in the Reorganization Agreement, will be validly issued, fully paid and non-assessable.

With respect to our opinion as to the valid issuance of the Shares, we are assuming that at the time the Shares are issued in accordance with the Registration Statement there will be a sufficient number of authorized but unissued shares of common stock of the Company for such issuance.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion set forth herein is being furnished by us to you solely for your benefit in connection with the transactions contemplated by the Reorganization Agreement and may not be relied on, used, circulated, quoted from or otherwise referred to by any other person or for any other purpose without our prior written consent. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:/s/ Christopher Johnson

      Principal